Exhibit 15
                Letter re unaudited interim financial statements
                                       and
                                   Exhibit 23
                         Consent of Independent Auditors

June 23, 2000

The Board of Directors
Ives Health Company, Inc.
817 North JM Davis Boulevard
Claremore, OK 741017

Gentlemen:

     This  letter is written to be  included as Exhibit 15 and Exhibit 23 to the
Form S-8 Registration Statement to be filed by Ives Health Company, Inc. ("Ives") with the Securities and Exchange Commission. The undersigned acknowledges that Ives is incorporating by reference in that Registration Statement its Form 10-SB, as amended, its Annual Report on Form 10-KSB for the year ended December 31, 1999, which includes the undersigned's audit report, the Form 10-QSB for the 3 months ended March 31, 2000.

     We consent to the incorporation by reference of our audit report contained in the Ives Annual Report on Form 10-KSB included in the Form S-8 Registration Statement and to the reference to our name therein solely as it relates to that audit report. We express no opinion with respect to any matters not set forth in our audit report, and no opinion with respect to any subsequent events.

                                        Very truly yours,

                                        /s/ Henderson, Sutton & Co., P.C.